Exhibit 10.255

NINTH LEASE AMENDMENT- PPD Development, LLC

THIS NINTH AMENDMENT of Lease (this “Amendment”) is made and entered into this 31st day of August, 2007, by and between Greenway Office Center L.L.C. (the “Landlord”) and PPD Developments, LLC. (the “Tenant” ).

RECITALS:

WHEREAS, Tenant, through PPD Development, LLC (Tenant’s predecessor in interest) and Landlord entered into lease dated April 30, 2001, as amended on August 15, 2001, August 25, 2003, March 22, 2004, May 17, 2004, December 5, 2004, June 30, 2005, July 29, 2005 and March 1, 2006, with respect to certain space located at 8551 Research Way, Middleton, Wisconsin(the lease, as so amended and as amended by this Amendment is referred to as the “Lease”) in a building known as the Greenway Research Center (“Building”); and

THEREFORE, for good valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and Tenant agree as follows:

1.	Tenant shall have the right to expand Existing Premises by leasing Suite 130 in the Building, which consists of 12,984 Square Footage (the “Suite 130 Expansion”).

2.	Section 1.10 of the Lease is hereby replaced with the following: “Tenant shall pay rent according to Lease. Starting September 1, 2007, Tenant shall pay additional rent for the Suite 130 Expansion space as follows:

Period or Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
8/1/2007 to 2/28/2008	$12.77	$13,817.14
3/1/2008 to 2/28/2009	$13.15	$14,231.65
8/1/2009 to 2/28/2010	$13.55	$14,658.60
8/1/2010 to 2/28/2011	$13.95	$15,098.36
8/1/2011 to 2/28/2012	$14.37	$15,551.31
8/1/2012 to 2/28/2013	$14.80	$16,017.85
8/1/2013 to 2/28/2014	$15.25	$16,498.39
8/1/2014 to 2/28/2015	$15.71	$16,993.34
8/1/2015 to 11/30/2016	$16.18	$17,503.14

3.	Landlord shall deliver the space in “as is” condition

4.	The first sentence of Section 2.4 is hereby replaced with the following: “Tenant Improvement Allowance: Landlord will provide Tenant with a Tenant Improvement Allowance equals to Ninety Thousand and 0/100 Dollars ($90,000).”

5.	Except as specifically amended herein, the Lease is hereby ratified and affirmed and shall remain in full force and effect. Each party acknowledges that the other party is not in default under this Lease nor does either party know of any circumstances that, with the giving of notice, would result in the other party being in default under this Lease. The Lease, as herein amended, shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date it is executed by both of the parties.

TENANT:		LANDLORD:

PPD Developments, LLC.		Greenway Office Center L.L.C.

		By:	T. Wall Properties Management Corp., Its Property Manager

By:	/s/ William J. Sharbaugh	By:	/s/ John Kothe
Name:	William J. Sharbaugh		John Kothe, Vice President of Operations
Title:	Chief Operating Officer

Date:	August 30, 2007	Date:	August 31, 2007

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